UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2009
SMART MOVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32951	54-2189769

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5990 Greenwood Plaza Blvd. #390 Greenwood Village, CO	80111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 488-0204
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements
Statements in this Current Report on Form 8-K (including the exhibits) that are not purely historical facts, including statements regarding Smart Move, Inc.’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding expected financing or funding transactions and any statements identified by forward looking terms such as “may,” “will,” “would,” “expect,” “plan,” “anticipate” or “project.” These statements are subject to risks and uncertainties which could cause actual results to differ materially from such statements, including, among others, the risks and uncertainties associated with the acceleration of maturity of secured indebtedness and foreclosure of operating assets as described in this report in relation to the operations the Company may continue to conduct without such assets, the effect of the proposed discharge of material secured indebtedness through acceptance of collateral in satisfaction of debt and risks relating to general economic conditions affecting the markets for moving services to which the Company’s operations pertain. Smart Move included a discussion of these and other pertinent risk factors in its Annual Report on Form 10-KSB for 2007 and in the Quarterly Reports on Form 10-Q for the first, second and third quarters of 2008. Smart Move disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 1.01 Entry into a Material Definitive Agreement
The information required in Item 1.01 above is hereby incorporated by reference from Item 2.04.
Item 1.02 Termination of a Material Definitive Agreement
The information required in Item 1.02 above is hereby incorporated by reference from Item 2.04.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Transaction
As disclosed in our Form 10-Q report for the third quarter of 2008, certain events of default occurred under our Secured Convertible Notes and the associated Security Agreements which secured the indebtedness with assets including our SmartVault containers, component parts of containers and the tool mold we use to manufacture our containers. These obligations collectively represent aggregate principal indebtedness of $13.2 million. The holders of these secured convertible notes had deferred any action to accelerate the maturity of the obligations to afford the Company time to pursue financing efforts which the Company hoped would enable correction of the defaults and enable the Company to restore compliance with the continued listing requirements of NYSE Alternext Exchange. These financing efforts proved unsuccessful, and as a result of the Company’s inability to fulfill its compliance plan with NYSE Alternext Exchange, the Company implemented a voluntary delisting of its common stock as described in a Current Report on Form 8-K filed on February 9, 2009.
On May 6, 2009, the holders of the Secured Convertible Notes in the aggregate amount of $13.2 million principal indebtedness, collectively exercised their right to accelerate maturity of principal and interest and to require that all unpaid amounts under the Secured Convertible Debentures be paid with interest, which includes interest at a default rate of 18% per annum from the date of default. The Company does not have the resources to pay the amount due on the obligations. The Company also determined that the magnitude of the indebtedness accelerated would exceed the current market value of the assets pledged as collateral.
Effective as of May 6, 2009, Smart Move, Inc. entered into an Agreement to Accept Collateral in Full Satisfaction of Obligations, with the original holders of the Company’s Secured Convertible Notes for which containers, component parts of containers and the tool mold used to manufacture containers are pledged as assets. Under the Agreement to Accept Collateral in Full Satisfaction of Obligations, the Company consented that the holders of the Secured Convertible Notes will be permitted to conduct a strict foreclosure in accordance with the provisions of Section 4-9-620(a) of the Uniform Commercial Code of the State of Colorado and other laws. In consideration of the acceptance of the collateral in full satisfaction of Smart Move, Inc.’s indebtedness under the Secured Convertible Notes the Company has waived its rights to notification of disposition of collateral or to redeem collateral. The Company’s agreement for the creditors’ acceptance of the collateral in full satisfaction of indebtedness does not affect any third parties having rights, interests or subordinate lien claims in the assets who may be entitled to receive notice from the creditors and issue objections under applicable law. In connection with their acceptance of collateral in satisfaction of debt, the secured creditors owning the Secured Convertible Notes also confirmed their intention to conduct a judicial foreclosure of the security interests and liens in the assets pledged as collateral and accepted in satisfaction of the debt. In consideration of the agreement, transfers of interest and waivers evidenced by the Agreement to Accept Collateral in Full Satisfaction of Obligations, our obligations under the Secured Convertible Notes will be extinguished and certain mutual releases have been provided as described in the copy of the Agreement to Accept Collateral in Full Satisfaction of Obligations as set out in Exhibit 10.1 attached, which is filed as an exhibit to this Current Report, and is incorporated herein by reference.

We believe that the foreclosure transaction structure proposed by the holders of secured convertible indebtedness aggregating $13.2 million of principal indebtedness is in the best interest of the Company as we will extinguish all of the outstanding $13.2 million of senior secured indebtedness currently due and will be in a better position to determine an appropriate process for further arrangements with our creditors. In the context of the foreclosure process, we have ceased most of our operations and we anticipate that our cash assets will be insufficient to enable us to sustain continued operations as an active operating company in the containerized moving industry. The Company intends concurrently to file a Form 15 to terminate the company’s reporting obligations under the Exchange Act. The Company had fewer than 300 shareholders of record at the end of 2008 and currently has fewer than 300 shareholders. In the aftermath of the foreclosure proceedings, the Company will have liabilities in excess of its remaining assets and no value currently is anticipated to be available for distribution to stockholders in any plan of liquidation. The Form 15 is being filed based upon the Company’s awareness that the costs of an additional Form 10-K and any further Form 10-Q filings would reduce amounts otherwise available to pay creditor obligations. The Company will undertake to supply this same information to its shareholders and other interested parties and further updates via the Pink Sheets’ OTC News and Disclosure Service as well as through our e-mail database and website. The Company does not anticipate any further trading in the Company’s common stock on the Pink Sheets under the same symbol of “SMVE”.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
10.1	Agreement to Accept Collateral in Full Satisfaction of Obligations dated May 6, 2009.
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

SMART MOVE, INC.

Date: May 8, 2009	By:	/s/ Chris Sapyta

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